UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 10, 2014

FIRST CORPORATION
(Name of Small Business issuer in its charter)

COLORADO	0-52724	90-0219158
(State or other jurisdiction of	(Commission File No.)	(IRS Employer
incorporation or organization)		Identification No.)

Maranello, Watch House Green, Felsted, Essex, CM6 3EF, United Kingdom
 (Address of principal executive offices)

(403) 467-2356
(Registrant’s telephone number)

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective January 10, 2014, the Board of Directors appointed Christopher Sweeting as a director and Chief Executive Officer of First Corporation.  His directorship took effect immediately and his service as Chief Executive Officer commenced upon the resignation therefrom of Andrew Clarke described below.

Effective January 11, 2014, Andrew Clarke resigned as a director of First Corporation and as its Chief Executive Officer.

Mr. Sweeting, age 64, has been in the entertainment and leisure industry running various businesses for the past 37 years.  From March 2011 through the present, he has run the Gordon Arms, a large licensed premises/restaurant for leisure and entertainment owned by the Charles Wells Group.  From March 1994 through March 2011, he operated a similar establishment with a large premises and restaurant for leisure and entertainment, also for the Charles Wells Group.  Mr. Sweeting is the Director of Private Trading Systems PLC, a private company in the UK, responsible for management control and cost containment with a view toward capital raising and re-listing the company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

February 24, 2014

First Corporation

/s/ Christopher Sweeting
Christopher Sweeting
Chief Executive Officer